Exhibit 99

AZTAR

News Release

FOR IMMEDIATE RELEASE

AZTAR REPORTS THIRD-QUARTER 2004 RESULTS

        PHOENIX, Arizona - October 20, 2004 - Aztar Corporation (NYSE:AZR) today reported its third-quarter 2004 financial results. Consolidated EBITDA for the quarter was $46.4 million, which includes $2.0 million of insurance recovery related to the delay in the opening of the expansion of Tropicana Atlantic City; third-quarter EBITDA is after $3.2 million of expenses related to the construction accident in Atlantic City that may not be reimbursed by insurance and also after $1.1 million of preopening costs. In the third quarter of 2003, EBITDA was $48.6 million. Diluted earnings per share in the 2004 third quarter were 36 cents, which is after 3 cents associated with a loss on early retirement of debt and also after 3 cents attributable to construction-accident-related expenses and preopening costs, net of construction-accident-related insurance recoveries. Diluted earnings per share in the 2003 third quarter were 46 cents.
        Our company's reported financial results in the third quarter were impacted by a variety of issues related to the Tropicana Atlantic City construction accident. Nonetheless, companywide operations have been strong. Our Nevada, Missouri and Indiana properties each had higher revenues, EBITDA, and EBITDA margins; in the aggregate, they produced a 16 per cent increase in EBITDA from the year-earlier quarter. At Tropicana Atlantic City, all major profit centers had revenue growth, providing momentum as we prepare for the opening of the expansion. Although EBITDA margins were lower at Tropicana Atlantic City, this was primarily due to increased spending associated with investing in one-time database customer marketing programs to build loyalty just prior to the opening.
         "We are fast approaching the opening of our new facilities at Tropicana Atlantic City," said Paul E. Rubeli, Aztar chairman of the board and chief executive officer. "Our tenants in The Quarter are readying their restaurants, shops and entertainment venues, and Tropicana employees are in the process of outfitting the new hotel tower for occupancy. Anticipation and excitement is growing. This new expansion at the Tropicana is going to be stunning and will far surpass anything Atlantic City has ever seen."

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Disruption to Operations from Construction Accident
        Operating results in the third quarter of 2004 continued to be impacted by the disruption that followed the construction accident that occurred on October 30, 2003, at the site of the expansion of Tropicana Atlantic City. Insurance claims for business interruption that occurred in the 2004 third quarter have been filed with the company's insurers in the amount of $5.8 million. Profit recovery from business interruption insurance is recorded when the amount of recovery, which may be different from the amount claimed, is agreed to by the insurers. If the insurers had agreed to the amount of the claims filed by the company on account of business interruption during the 2004 third quarter, that recovery would have contributed approximately 9 cents to diluted earnings per share for the quarter.
Construction Status
        Construction continues on the Tropicana Atlantic City expansion, which contains a new 502-room hotel tower, a 200,000-square-foot dining, entertainment and retail complex to be known as The Quarter at Tropicana, and a 2,400-space parking garage. All 502 rooms in the new tower are completed and are being cleaned and outfitted. Tenants of The Quarter, as their spaces are completed and approved, will be stocking and conducting training in their stores, restaurants and entertainment venues. Most of the tenant spaces are completed and are going through the approval process.
        The most recent schedule calls for completion of the garage structure by November 9, with only finishing work continuing on the upper floors. Following the completion of the garage structure and required inspections by various state and local authorities, Aztar plans to open the garage, the new hotel tower and The Quarter to the public. Achieving this goal will require successfully implementing the construction project schedule on a week-to-week basis, and not being adversely affected by unusually bad weather, materials shortages, labor strife or other factors.
Capital Expenditures
        In the third quarter of 2004, purchases of property and equipment totaled $51 million. Approximately $15 million of the total was spent on routine expenditures, and $36 million (including $4.0 million of capitalized interest) went for development.
Year-to-date Results
For the first three quarters of 2004, the company reported consolidated EBITDA of $139.8 million, which includes $10.5 million of insurance recoveries related to business interruption

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and the delay in the opening of the expansion of Tropicana Atlantic City; year-to-date EBITDA is after $5.5 million of expenses related to the construction accident that may not be reimbursed by insurance and also after $1.1 million of preopening costs. In the first three quarters of 2003, EBITDA was $145.8 million. Diluted earnings per share through three quarters of 2004 were 71 cents, which is after 18 cents associated with a loss on early retirement of debt and after 31 cents associated with an adverse state tax court ruling recorded in the first quarter of 2004; year-to-date diluted earnings per share include 7 cents attributable to construction-accident-related insurance recoveries, net of construction-accident-related expenses and preopening costs. The company reported net income equivalent to $1.33 per diluted share in the first three quarters of 2003.
Conference Call
        Our third-quarter 2004 earnings conference call will be broadcast live on the Internet beginning at 4:30 p.m. Eastern Daylight Time on Wednesday, October 20, 2004. Individuals may access the live audio webcast through our website at www.aztar.com. The call also will be available on replay through that website for one year following the call.
Selected Results ($ in millions, except ADR, which is Average Daily Rate)

	Third Quarter		Year to Date
	2004	2003	2004	2003
	(unaudited)		(unaudited)

Tropicana Atlantic City
Revenue	$112.7	$111.9	$311.2	$331.7
EBITDA	$26.1	$31.5	$74.0	$90.8
Depreciation and amortization	$8.3	$7.6	$24.3	$22.6
Operating income	$17.8	$23.9	$49.7	$68.2

EBITDA margin	23.2%	28.2%	23.8%	27.4%
Operating income margin	15.8%	21.4%	16.0%	20.6%

Occupancy	97.1%	96.5%	92.5%	94.7%
ADR	$96.60	$94.98	$87.48	$86.56

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Tropicana Las Vegas
Revenue	$41.1	$39.5	$124.7	$116.3
EBITDA	$8.8	$7.0	$28.1	$19.8
Depreciation and amortization	$1.5	$1.7	$4.4	$5.0
Operating income	$7.3	$5.3	$23.7	$14.8

EBITDA margin	21.4%	17.7%	22.5%	17.0%
Operating income margin	17.8%	13.4%	19.0%	12.7%

Occupancy	100.1%	97.8%	99.4%	98.2%
ADR	$73.88	$70.24	$81.28	$69.95

Ramada Express Laughlin
Revenue	$21.8	$20.8	$70.0	$68.0
EBITDA	$4.3	$3.3	$17.5	$15.9
Depreciation and amortization	$1.6	$1.5	$4.7	$4.7
Operating income	$2.7	$1.8	$12.8	$11.2

EBITDA margin	19.7%	15.9%	25.0%	23.4%
Operating income margin	12.4%	8.7%	18.3%	16.5%

Occupancy	67.9%	74.5%	71.4%	74.0%
ADR	$33.76	$29.39	$32.72	$29.97

Casino Aztar Evansville
Revenue	$33.9	$32.3	$100.0	$94.1
EBITDA	$9.9	$9.4	$29.6	$27.3
Depreciation and amortization	$1.8	$1.5	$4.6	$4.1
Operating income	$8.1	$7.9	$25.0	$23.2

EBITDA margin	29.2%	29.1%	29.6%	29.0%
Operating income margin	23.9%	24.5%	25.0%	24.7%

Occupancy	93.4%	88.1%	89.0%	85.6%
ADR	$61.88	$62.30	$61.33	$64.21

Casino Aztar Caruthersville
Revenue	$6.0	$5.8	$17.6	$17.7
EBITDA	$1.2	$1.1	$3.4	$3.3
Depreciation and amortization	$0.7	$0.7	$2.1	$2.0
Operating income	$0.5	$0.4	$1.3	$1.3

EBITDA margin	20.0%	19.0%	19.3%	18.6%
Operating income margin	8.3%	6.9%	7.4%	7.3%

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Corporate
EBITDA	$	(3.9)	$	(3.7)	$	(12.8)	$	(11.3)
Depreciation and amortization		$0.0		$0.0		$0.0		$0.1
Operating income	$	(3.9)	$	(3.7)	$	(12.8)	$	(11.4)

Consolidated
Revenue		$215.5		$210.3		$623.5		$627.8
EBITDA		$46.4		$48.6		$139.8		$145.8
Depreciation and amortization		$13.9		$13.0		$40.1		$38.5
Operating income		$32.5		$35.6		$99.7		$107.3
Net income		$13.2		$16.9		$26.2		$49.2

EBITDA margin		21.5%		23.1%		22.4%		23.2%
Operating income margin		15.1%		16.9%		16.0%		17.1%
Net income margin		6.1%		8.0%		4.2%		7.8%

EBITDA Explanation and Reconciliation

EBITDA is net income before income taxes, loss on early retirement of debt, interest expense, interest income, other income, and depreciation and amortization. EBITDA should not be construed as a substitute for either operating income or net income as they are determined in accordance with generally accepted accounting principles (GAAP). Management uses EBITDA as a measure to compare operating results among our properties and between accounting periods. We manage cash and finance our operations at the corporate level. We manage the allocation of capital among properties at the corporate level. We also file a consolidated income tax return. Management accordingly believes EBITDA is useful as a measure of operating results at the property level because it reflects the results of operating decisions at that level separated from the effects of tax and financing decisions that are managed at the corporate level. We also use EBITDA as the primary operating performance measure in our bonus programs for executive officers. Management also believes that EBITDA is a commonly used measure of operating performance in the gaming industry and is an important basis for the valuation of gaming companies. Our calculation of EBITDA may not be comparable to similarly titled measures reported by other companies and, therefore, any such differences must be considered when comparing performance among different companies. While management believes EBITDA provides a useful perspective for some purposes, EBITDA has material limitations as an analytical tool. For example, among other things, although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect the requirements for such replacements. Other

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income, interest expense, net of interest income, loss on early retirement of debt, and income taxes are also not reflected in EBITDA. Therefore, management does not consider EBITDA in isolation, and it should not be considered as a substitute for measures determined in accordance with GAAP. A reconciliation of EBITDA with operating income and net income as determined in accordance with GAAP is shown below (in millions).

	Third Quarter		Year to Date
	2004	2003	2004	2003
	(unaudited)		(unaudited)
EBITDA
Tropicana Atlantic City	$26.1	$31.5	$74.0	$90.8
Tropicana Las Vegas	8.8	7.0	28.1	19.8
Ramada Express Laughlin	4.3	3.3	17.5	15.9
Casino Aztar Evansville	9.9	9.4	29.6	27.3
Casino Aztar Caruthersville	1.2	1.1	3.4	3.3
Corporate	(3.9)	(3.7)	(12.8)	(11.3)
Consolidated	46.4	48.6	139.8	145.8
Depreciation and amortization	(13.9)	(13.0)	(40.1)	(38.5)
Operating income	32.5	35.6	99.7	107.3
Other income	0.3	--	0.3	--
Interest income	0.2	0.2	0.6	0.5
Interest expense	(8.9)	(8.8)	(26.3)	(27.6)
Loss on early retirement of debt	(1.7)	--	(10.4)	--
Income taxes	(9.2)	(10.1)	(37.7)	(31.0)
Net income	$13.2	$16.9	$26.2	$49.2

Margins
Margins are calculated as a percentage of revenue.

Aztar is a publicly traded company that operates Tropicana Casino and Resort in Atlantic City, New Jersey, Tropicana Resort and Casino in Las Vegas, Nevada, Ramada Express Hotel and Casino in Laughlin, Nevada, Casino Aztar in Caruthersville, Missouri, and Casino Aztar in Evansville, Indiana.

# # #

The disclosures herein include statements that are 'forward looking' within the meaning of federal securities law. These forward-looking statements generally can be identified by phrases such as the company "believes," "expects," "anticipates," "foresees," "forecasts," "estimates," "targets," or other words or phrases of similar import. Similarly, statements herein that describe the company's

Aztar Third-Quarter 2004 Earnings Release         October 20, 2004         Page 7

business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Such forward-looking information involves important risks and uncertainties that could significantly affect results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statements made by or on behalf of the company. These risks and uncertainties include, but are not limited to, those relating to war and terrorist activities and other factors affecting discretionary consumer spending, economic conditions, the impact of new competition including the Borgata in Atlantic City and gaming in Pennsylvania, uncertainties related to the extent and timing of our recoveries from our insurance carriers for our various losses suffered in connection with the accident on October 30, 2003, the extent to which our existing operations will continue to be adversely affected by the ongoing effects of the accident on October 30, 2003, uncertainties related to the extent and effects of the delay in the construction and completion of the Tropicana Atlantic City expansion, which could be significantly greater and longer than we currently anticipate, our ability to execute our development plans, estimates of development costs and returns on development capital, weather, litigation outcomes, judicial actions, labor negotiations, legislative matters and referenda including the potential legalization of gaming in Maryland and New York, and taxation including potential tax increases in Indiana, Missouri, Nevada and New Jersey. For more information, review the company's filings with the Securities and Exchange Commission, including the company's annual report on Form 10-K for January 1, 2004 and certain registration statements of the company.

For additional information, please contact Joe Cole, Vice President, Corporate Communications, at 602-381-4111.

Aztar Corporation and Subsidiaries
Consolidated Statements of Operations (unaudited)
For the periods ended September 30, 2004 and October 2, 2003
(in thousands, except per share data)
	Third Quarter		Nine Months
	2004	2003	2004	2003
Revenues
Casino	$167,631	$164,748	$485,282	$496,084
Rooms	22,751	20,885	66,215	58,580
Food and beverage	14,340	13,845	42,119	42,872
Other	10,742	10,789	29,873	30,266
	215,464	210,267	623,489	627,802

Costs and expenses
Casino	71,068	70,224	208,601	211,399
Rooms	11,455	10,570	32,072	30,039
Food and beverage	13,867	13,124	40,789	40,562
Other	7,708	7,699	22,650	22,925
Marketing	19,596	18,809	57,746	57,613
General and administrative	20,609	19,596	61,934	57,231
Utilities	6,160	5,650	14,965	13,873
Repairs and maintenance	6,700	6,168	19,335	18,607
Provision for doubtful accounts	355	435	848	1,186
Property taxes and insurance	7,021	7,299	22,051	22,255
Rent	2,220	2,111	6,468	6,385
Construction accident related	3,183	--	5,543	--
Construction accident insurance recoveries	(2,000)	--	(10,500)	--
Depreciation and amortization	13,894	12,971	40,129	38,473
Preopening costs	1,123	--	1,123	--
	182,959	174,656	523,754	520,548

Operating income	32,505	35,611	99,735	107,254

Other income	315	--	315	--
Interest income	199	153	578	549
Interest expense	(8,883)	(8,774)	(26,292)	(27,540)
Loss on early retirement of debt	(1,751)	--	(10,372)	--

Income before income taxes	22,385	26,990	63,964	80,263

Income taxes	(9,191)	(10,088)	(37,756)	(31,025)

Net income	$13,194	$16,902	$26,208	$49,238
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Net income per common share	$.37	$.48	$.74	$1.38

Net income per common share assuming dilution	$.36	$.46	$.71	$1.33

Weighted-average common shares applicable to:
Net income per common share	34,617	34,620	34,498	35,275
Net income per common share assuming dilution	36,548	36,321	36,448	36,745

Aztar Corporation and Subsidiaries
Consolidated Balance Sheet Summaries (unaudited)
 (in thousands)
	September 30, 2004	January 1, 2004
Assets
Cash and cash equivalents	$49,275	$70,586
Other current assets	52,765	58,545
Total current assets	102,040	129,131
Investments	20,492	19,586
Property and equipment	1,206,002	1,121,669
Intangible assets	34,645	34,616
Other assets	81,074	42,771
	$1,444,253	$1,347,773
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Liabilities and Shareholders' Equity
Current portion of long-term debt	$1,011	$16,963
Other current liabilities	147,516	115,093
Total current liabilities	148,527	132,056
Long-term debt	672,071	628,603
Other long-term liabilities	55,100	47,287
Series B convertible preferred stock	4,985	5,253
Shareholders' equity	563,570	534,574
	$1,444,253	$1,347,773
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